                                        FILING FEE - $75.00TS REC. #C00583 24 HR
                                             TRANS PACIFIC GROUP, INC.
                                             9625 BLACK MOUNTAIN RD. #307
                                             SAN DIEGO, CA. 92126
                                                  ATTN: LINDA BRYSON
[STAMP]

                                ARTICLES OF AMENDMENT
                                          OF
                              COZY FINANCIAL CORPORATION


     The Articles of Amendment to the Articles of Incorporation of Cozy Financial Corporation, a Nevada corporation are set forth as follows:

                                 A. ARTICLE I - NAME

     The name of the corporation is Cozy Financial Corporation.

                             AMENDMENT - ARTICLE I - NAME

     The name of the corporation is amended to: BrainTech, Inc.

     B. Date of Adoption: The aforesaid Amendment to the Articles of Incorporation were adopted at a special meeting of Shareholders held December 6, 1993.

     C. As of the date of the Special Meeting the corporation had issued and outstanding eight million four hundred thousand (8,400,000) of $.001 par value stock, all of which were entitled to vote on the proposed amendment. None of the shares of the corporation were entitled to vote as a class.

     D. At the Special Stockholders Meeting held December 6, 1993, six million three hundred thousand (6,300,000) shares voted in favor of the Amendment to
Article I and zero (0) voted against the Amendment. None of the shares were entitled to vote as a class.

Dated this 6th day of December 1993

                                        /s/ Owen Jones
                                        -------------------------
                                        President


                                        /s/ Patrick Flynn
                                        --------------------------
                                        Secretary

NOTARY
/s/ [ILLEGIBLE]

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STATE OF  Washington
         ------------
COUNTY OF Whitcom
         ------------

On December 27, 1993, personally appeared before me, a notary public, who acknowledged that Owen Jones executed the above instrument.

                              /s/ [ILLEGIBLE]
                              ------------------------------
                              Signature of Notary

NOTARY STAMP OF SEAL